Home Bancorp Announces Additional Deferred Tax Asset Re-Measurement Charge – Revises Results For Fourth Quarter And Year Ended December 31, 2017

LAFAYETTE, La., March 9, 2018 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), today announced an additional deferred tax asset ("DTA") re-measurement charge of $956,000 applicable to the fourth quarter of 2017 related to the recently enacted Tax Cuts and Jobs Act of 2017 (the "Tax Act"). The Company had previously announced a charge to the DTA of $1.8 million during the fourth quarter of 2017 resulting from the Tax Act.

The additional DTA charge resulted from an update of the core deposit intangible asset and loan interest rate mark valuations associated with the Company's acquisition of St. Martin Bancshares, Inc. ("St. Martin") on December 6, 2017. These valuations revised the goodwill recorded on the St. Martin transaction from $46.2 million to $49.3 million and increased the associated charge to the DTA from $1.8 million to $2.7 million. Due to the lower tax rates prescribed by the Tax Act, an additional write down of the DTA by $956,000, reflected as income tax expense, is reflected in our revised results. Under generally accepted accounting principles, the Company has a reasonable time after the acquisition (not to extend beyond one year) to obtain information necessary to measure the estimates of fair values of acquired assets and liabilities. The receipt of additional information on the core deposit intangible and loan interest rate mark valuation from St. Martin subsequent to our initial press release of January 30, 2018 but prior to the completion of our audited financial statements for 2017 requires us to recognize the additional DTA charge in the fourth quarter of 2017. While subject to further adjustments, we do not expect additional changes of a material amount to our valuations of St. Martin's assets and liabilities.

"We are excited about the positive economic impact likely to result from lower corporate tax rates," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "even though the lower rates require us to further write down our deferred tax asset."

The following table provides selected financial data at and for the three months and year ended December 31, 2017 as originally reported on January 30, 2018, and as revised after this additional charge.

	At December 31, 2017
	Currently Reported	Previously Reported
Total Assets	$2,228,120,838	$2,229,076,363
Total loans, net of unearned income	1,657,794,751	1,664,389,988
Intangible assets	68,033,472	63,093,801
Retained earnings	117,312,630	118,267,606
Total Shareholders' Equity	277,870,726	278,825,702

	For the Three Months ended December 31, 2017
	Currently Reported	Previously Reported
Income Tax Expense	$5,508,098	$4,552,573
Net Income	3,242,436	4,197,961
Earnings per share – basic	0.43	0.56
Earnings per share - diluted	0.41	0.54
Book value per share at period end	29.57	29.68
Tangible book value per share at period end	22.33	22.96
Return on average assets	0.73%	0.94%
Return on average equity	5.92	7.66
Return on average tangible common equity	6.99	8.95
Common equity ratio	12.47	12.51
Tangible common equity ratio	9.71	9.96

	For the Year ended December 31, 2017
	Currently Reported	Previously Reported
Income Tax Expense	$12,492,891	$11,537,366
Net Income	16,823,987	17,779,512
Earnings per share – basic	2.36	2.50
Earnings per share - diluted	2.28	2.41
Book value per share at period end	29.57	29.68
Tangible book value per share at period end	22.33	22.96

Non-GAAP Reconciliation

	For the Three Months Ended December 31, 2017
	Currently Reported	Previously Reported
Book value per share	$29.57	$29.68
Less: Intangible assets	7.24	6.72
Non-GAAP tangible book value per share	$22.33	$22.96

Common equity ratio	12.47%	12.51%
Less: Intangible assets	2.76	2.55
Non-GAAP tangible common equity ratio	9.71%	9.96%

Return on average equity	5.92%	7.66%
Add: Intangible assets	1.07	1.29
Non-GAAP return on tangible common equity	6.99%	8.95%

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward looking statements. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward looking statements, by their nature, are subject to risks and uncertainties. A number of factors many of which are beyond our control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2016, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward looking statements speak only as of the date they are made. We do not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

		December 31,	December 31,	%	September 30,
		2017	2016	Change	2017
	Assets
	Cash and cash equivalents	$ 150,417,829	$ 29,314,741	413%	$ 51,625,554
	Interest-bearing deposits in banks	2,421,000	1,884,000	29	1,191,000
*	Investment securities available for sale, at fair value	234,993,436	183,729,857	28	202,196,322
*	Investment securities held to maturity	13,033,590	13,365,479	(3)	13,117,994
	Mortgage loans held for sale	5,873,132	4,156,186	41	5,617,481
*	Loans, net of unearned income	1,657,794,751	1,227,833,309	35	1,227,393,063
	Allowance for loan losses	(14,807,278)	(12,510,708)	18	(13,423,922)
*	Total loans, net of allowance for loan losses	1,642,987,473	1,215,322,601	35	1,213,969,141
	Office properties and equipment, net	45,604,752	39,566,639	15	38,700,323
	Cash surrender value of bank-owned life insurance	28,903,913	20,149,553	43	20,510,427
*	Accrued interest receivable and other assets	103,885,713	49,242,977	111	40,433,390
*	Total Assets	$ 2,228,120,838	$ 1,556,732,033	43	$ 1,587,361,632

	Liabilities
	Deposits	$ 1,866,227,328	$ 1,248,072,453	50%	$ 1,319,712,786
	Federal Home Loan Bank advances	71,825,595	118,533,173	(39)	64,804,079
	Accrued interest payable and other liabilities	12,197,189	10,283,383	19	10,219,841
	Total Liabilities	1,950,250,112	1,376,889,009	42	1,394,736,706

	Shareholders' Equity
	Common stock	93,955	73,502	28%	74,122
	Additional paid-in capital	165,341,415	79,425,604	108	81,376,252
	Common stock acquired by benefit plans	(3,922,413)	(4,315,223)	(9)	(4,033,790)
*	Retained earnings	117,312,630	104,647,375	12	115,129,834
	Accumulated other comprehensive income	(954,861)	11,766	(8,215)	78,508
	Total Shareholders' Equity	277,870,726	179,843,024	55	192,624,926
	Total Liabilities and Shareholders' Equity	$ 2,228,120,838	$ 1,556,732,033	43	$ 1,587,361,632
____________________________________________
*	Amounts at December 31, 2017 have been revised from amounts which were previously reported.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

		For The Three Months Ended			For the Year Ended
		December 31,		%	December 31,		%
		2017	2016	Change	2017	2016	Change
	Interest Income
	Loans, including fees	$ 20,420,278	$ 15,971,349	28%	$ 69,167,352	$ 63,731,508	9%
	Investment securities	1,253,125	870,457	44	4,531,261	3,676,582	23
	Other investments and deposits	296,680	80,775	267	699,235	276,224	153
	Total interest income	21,970,083	16,922,581	30	74,397,848	67,684,314	10

	Interest Expense
	Deposits	1,622,758	937,483	73%	5,160,775	3,701,244	39%
	Federal Home Loan Bank advances	321,359	383,194	(16)	1,388,106	1,567,127	(11)
	Total interest expense	1,944,117	1,320,677	47	6,548,881	5,268,371	24
	Net interest income	20,025,966	15,601,904	28	67,848,967	62,415,943	9
	Provision for loan losses	1,199,688	500,000	140	2,316,967	3,200,000	(28)
	Net interest income after provision for loan losses	18,826,278	15,101,904	25	65,532,000	59,215,943	11

	Noninterest Income
	Service fees and charges	1,246,049	977,049	28%	4,229,041	4,060,906	4%
	Bank card fees	835,224	666,769	25	3,003,238	2,603,075	15
	Gain on sale of loans, net	277,190	564,434	(51)	1,195,921	1,770,249	(32)
	Income from bank-owned life insurance	132,725	121,355	9	493,598	482,653	2
	(Loss) gain on the closure or sale of assets, net	(14,942)	(45,057)	67	(162,265)	595,523	(127)
	Other income	203,050	343,144	(41)	1,202,530	1,644,758	(27)
	Total noninterest income	2,679,296	2,627,694	2	9,962,063	11,157,164	(11)

	Noninterest Expense
	Compensation and benefits	7,432,339	6,788,326	9%	28,162,089	27,633,636	2%
	Occupancy	1,353,787	1,315,614	3	5,065,088	5,254,889	(4)
	Marketing and advertising	205,895	413,437	(50)	1,007,639	1,062,935	(5)
	Data processing and communication	1,252,871	1,142,859	10	4,328,944	4,967,028	(13)
	Professional fees	770,800	185,616	315	1,590,118	983,445	62
	Forms, printing and supplies	184,317	135,701	36	594,139	623,495	(5)
	Franchise and shares tax	360,399	161,456	123	947,505	820,774	15
	Regulatory fees	311,955	345,818	(10)	1,264,283	1,317,015	(4)
	Foreclosed assets, net	(67,612)	186,049	(136)	(297,806)	139,578	(313)
	Other expenses	950,289	1,282,621	(26)	3,515,186	3,994,022	(12)
	Total noninterest expense	12,755,040	11,957,497	7	46,177,185	46,796,817	(1)
	Income before income tax expense	8,750,534	5,772,101	52	29,316,878	23,576,290	24
*	Income tax expense	5,508,098	1,490,047	270	12,492,891	7,567,954	65
*	Net income	$ 3,242,436	$ 4,282,054	(24)	$ 16,823,987	$ 16,008,336	5

*	Earnings per share - basic	$ 0.43	$ 0.62	(31)%	$ 2.36	$ 2.34	1%
*	Earnings per share - diluted	$ 0.41	$ 0.60	(32)	$ 2.28	$ 2.25	1

	Cash dividends declared per common share	$ 0.14	$ 0.12	17%	$ 0.55	$ 0.41	34%
____________________________________________
*	Amounts at and for the three months December 31, 2017 have been revised from amounts which were previously reported.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

		For The Three Months Ended			For The Three
		December 31,		%	Months Ended	%
		2017	2016	Change	September 30, 2017	Change
	(dollars in thousands except per share data)
	EARNINGS DATA
	Total interest income	$ 21,970	$ 16,923	30%	$ 17,666	24%
	Total interest expense	1,944	1,321	47	1,709	14
	Net interest income	20,026	15,602	28	15,957	25
	Provision for loan losses	1,200	500	140	660	82
	Total noninterest income	2,679	2,628	2	2,293	17
	Total noninterest expense	12,755	11,957	7	11,341	12
*	Income tax expense	5,508	1,491	269	2,159	155
*	Net income	$ 3,242	$ 4,282	(24)	$ 4,090	(21)

	AVERAGE BALANCE SHEET DATA
*	Total assets	$ 1,765,594	$ 1,545,831	14%	$ 1,573,668	12%
*	Total interest-earning assets	1,645,847	1,439,103	14	1,473,743	12
*	Total loans	1,345,586	1,225,873	10	1,215,985	11
	Total interest-bearing deposits	1,138,551	940,052	21	1,024,163	11
	Total interest-bearing liabilities	1,206,408	1,061,377	14	1,090,794	11
	Total deposits	1,471,756	1,235,471	19	1,308,388	13
*	Total shareholders' equity	217,387	178,808	22	191,608	14

	SELECTED RATIOS (1)
*	Return on average assets	0.73%	1.11%	(34)%	1.04%	(30)%
*	Return on average equity	5.92	9.58	(38)	8.54	(31)
*	Common equity ratio	12.47	11.55	8	12.13	3
	Efficiency ratio (2)	56.18	65.59	(14)	62.14	(10)
	Average equity to average assets	12.31	11.57	6	12.18	1
*	Tier 1 leverage capital ratio(3)	11.66	9.94	17	10.66	9
*	Total risk-based capital ratio(3)	13.48	13.96	(3)	15.21	(11)
	Net interest margin (4)	4.81	4.30	12	4.29	12

	SELECTED NON-GAAP RATIOS (1)
*	Tangible common equity ratio(5)	9.71%	10.82%	(10)%	11.45%	(15)%
*	Return on average tangible common equity(6)	6.99	10.62	(34)	9.37	(25)

	PER SHARE DATA
*	Earnings per share - basic	$ 0.43	$ 0.62	(31)	$ 0.58	(26)%
*	Earnings per share - diluted	0.42	0.60	(30)	0.56	(25)
*	Book value at period end	29.57	24.47	21	25.99	14
*	Tangible book value at period end	22.33	22.73	(2)	24.34	(8)
	Shares outstanding at period end	9,395,488	7,350,102	28%	7,412,234	27
	Weighted average shares outstanding
	Basic	7,514,205	6,897,135	9%	7,006,513	7%
	Diluted	7,799,341	7,165,278	9	7,281,164	7
____________________________________________
*	Amounts at and for the three months December 31, 2017 have been revised from amounts which were previously reported.
	(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods and are annualized where appropriate.
	(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
	(3)	Estimated capital ratios are end of period ratios for the Bank only.
	(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.
	(5)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)

Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960